   As filed with the Securities and Exchange Commission on September 29, 2000
                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                      CYBEX COMPUTER PRODUCTS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                           4991 CORPORATE DRIVE
                                        HUNTSVILLE, ALABAMA 35805
        ALABAMA                               (256) 430-4000                                 63-0801728
(State of incorporation)         (Address of principal executive offices)       (I.R.S. Employer Identification Number)

                          1995 OUTSIDE DIRECTORS PLAN
                        1995 EMPLOYEE STOCK OPTION PLAN
                           1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                           --------------------------

                              STEPHEN F. THORNTON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              4991 CORPORATE DRIVE
                           HUNTSVILLE, ALABAMA 35805
                                 (256) 430-4000
           (Name, address, and telephone number of agent for service)
                           --------------------------

                                    Copy to:
                              JOHN H. COOPER, ESQ.
                             SIROTE & PERMUTT, P.C.
                           2311 HIGHLAND AVENUE SOUTH
                           BIRMINGHAM, ALABAMA 35205
                                 (205) 930-5108

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
         Registration Statements Nos. 333-10989, 333-83833 and 333-83831 (the "Registration Statements") covered an aggregate of 2,684,750 shares of Common Stock, $.001 par value ("Cybex Common Stock"), of Cybex Computer Products Corporation, an Alabama corporation ("Cybex"), consisting of shares issuable by the Company pursuant to the 1995 Outside Directors Plan, the 1995 Employee Stock Option Plan and the 1998 Stock Incentive Plan on a delayed or continuous basis.

         On July 1, 2000, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of March 8, 2000 (the "Merger Agreement"), by and among Cybex, Avocent Corporation (formerly known as Aegean Sea Inc.), a Delaware corporation ("Avocent"), Apex Inc., a Washington corporation ("Apex"), Cybex became a wholly-owned subsidiary of Avocent and each share of Cybex Common Stock was converted into one (1) share of the Common Stock, par value $0.001 per share, of Avocent. In connection with this transaction, Cybex has filed a Certification and Notice of Termination of Registration under 12(g) of the Securities Exchange Act of 1934 to terminate the registration of Cybex Common Stock.

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act") and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Act, Cybex hereby removes from registration the shares of Cybex Common Stock that remain unsold as of the date hereof.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Cybex has duly caused this post-effective amendment no. 1 to the registration statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on this 28th day of September, 2000.


                                    CYBEX COMPUTER PRODUCTS CORPORATION

                                        /s/ Douglas E. Pritchett
                                        -------------------------------------
                                        Douglas E. Pritchett
                                        Senior Vice President - Finance and
                                        Chief Financial Officer and Treasurer